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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-101304) and Form S-8 (Nos. 033-48411, 033-63638, 033-91074, 333-06054, 333-06130, 333-40727, 333-58922, 333-61573, 333-72014, 333-85383, 333-87810, 333-100114, 333-100115, 333-106487, 333-111131, 333-146431, 333-153661, 333-165123 and 333-167428) of Activision Blizzard, Inc. of our report dated February 22, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 22, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM